SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):          February 13, 2013

Artio Global Investors Inc.
(Exact Name of Registrant as Specified in its Charter)
Delaware	1-34457	13-6174048
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)
330 Madison Ave. New York, NY 10017
(Address, including Zip Code, Principal Executive Offices)

(212) 297-3600
Registrant’s telephone number, including area code

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-d2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4e(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On February 13, 2013, Artio Global Investors Inc., a Delaware corporation (“Artio Global”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Aberdeen Asset Management PLC, a public limited company organized under the laws of the United Kingdom (“Aberdeen”), and Guardian Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Aberdeen (“Merger Subsidiary”).  The following description of the Merger Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Upon the terms and subject to the conditions set forth in the Merger Agreement, which has been unanimously approved by the boards of directors of Artio Global (upon the unanimous recommendation of a committee of independent directors) and Aberdeen, Merger Subsidiary will merge with and into Artio Global (the “Merger”), whereupon the separate existence of Merger Subsidiary will cease and Artio Global will be the surviving corporation and an indirect wholly owned subsidiary of Aberdeen.  At the effective time of the Merger (the “Effective Time”), each outstanding share of Artio Global Class A common stock (other than shares held by Artio Global, Aberdeen, any of their respective subsidiaries or any holder who has properly perfected its rights of appraisal in accordance with Section 262 of the Delaware General Corporation Law) will be converted into the right to receive $2.75 in cash, without interest (the “Merger Consideration”). At the Effective Time, each outstanding share of restricted stock of Artio Global and each restricted stock unit of Artio Global will vest at the time of closing and be cashed out, subject to certain exceptions in the case of restricted stock units that provide for the roll-over of such awards.

Each party’s obligation to complete the Merger is subject to various customary conditions, including, among others, (a) approval of the Merger Agreement by the holders of at least a majority of the outstanding shares of Artio Global Class A common stock entitled to vote thereon, (b) there being no applicable law, order or injunction adopted after the signing date prohibiting consummation of the Merger, (c) the receipt of U.S. antitrust approval, (d) performance by the other party in all material respects of its obligations under the Merger Agreement and (e) subject to specified materiality standards, the accuracy of the representations and warranties of the other party. Aberdeen’s obligation to complete the Merger is also subject to: (i) the absence of a Material Adverse Effect (as defined in the Merger Agreement) on Artio Global between the date of the Merger Agreement and the date of the closing, (ii) the shareholders of the Artio Total Return Bond Fund and the Artio Global High Income Fund approving new investment advisory arrangements with a wholly owned subsidiary of Aberdeen and (iii) either of the following having occurred: (A) shareholder and board approval for each of the Artio International Equity Fund and Artio International Equity Fund II; or (B) (1) the fund boards of such funds having approved a new investment advisory arrangement and an interim investment advisory arrangement with a wholly owned subsidiary of Aberdeen and (2) no less than 40% of the shares of each fund having voted or counted towards a quorum for the applicable shareholder meeting, with no less than 80% of such shares having voted to approve the new investment advisory arrangement.

Artio Global and Aberdeen have each made customary representations, warranties and covenants in the Merger Agreement. Artio Global has agreed, among other things, (a) subject to certain exceptions, to conduct its business in the ordinary course of business consistent with past practices between the date of the Merger Agreement and the Effective Time and not to take certain specified actions during such period and (b) not to solicit competing acquisition proposals or, subject to certain exceptions, enter into discussions concerning, or provide confidential information in connection with, any alternative acquisition proposal. The Merger Agreement contains certain termination rights for both Artio Global and Aberdeen, and further provides that, upon termination of the Merger Agreement under certain circumstances, including in relation to the receipt of an unsolicited, competing acquisition proposal that the Artio Global board of directors determines is a superior proposal, Artio Global will be required to pay Aberdeen a termination fee equal to $5.7 million as a condition to its ability to exercise its right to terminate the Merger Agreement and accept the superior proposal.

If either party terminates the Merger Agreement due to the failure of Artio Global’s stockholders to approve the Merger, Artio Global will reimburse Aberdeen for its out of pocket fees and expenses incurred in connection with the transaction, up to $1 million (which amount of reimbursed expenses will be netted from any subsequent payment of the termination fee, if applicable).

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Artio Global, Aberdeen or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, which were made only for purposes of that agreement and as of specific dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and in reviewing the representations, warranties and covenants contained in the Merger Agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any descriptions were not intended by the parties to the Merger Agreement to be characterizations of the actual state of facts or condition of Artio Global, Aberdeen or Merger Subsidiary, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Artio Global’s public disclosures. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone and should instead be read in conjunction with the other information contained in the reports, statements and filings that Artio Global publicly files with the SEC.

Amended and Restated Tax Receivable Agreement

At the time of Artio Global’s initial public offering, on September 29, 2009, Artio Global and Richard Pell and Rudoph-Riad Younes (the “Principals”) entered into a Tax Receivable Agreement (the “TRA”). In connection with and as an inducement for Aberdeen and Merger Subsidiary to enter into the Merger Agreement, the Principals, Artio Global, Artio Global Holdings LLC, Aberdeen and Aberdeen Asset Management Inc. entered into an Amended and Restated Tax Receivable Agreement (the “Amended Restated TRA”), in which the parties agreed to certain changes to the TRA, effective upon the closing of the Merger, including without limitation:

▪
Beginning in 2014, the tax benefit payments to the Principals would be based on actual taxable income of the new consolidated group. Under the TRA, tax benefit payments would have become fixed, assuming full utilization of all available tax benefits each year, upon a change of control, but for the changes agreed to by the Principals in the Amended Restated TRA which eliminated this prior benefit in their favor.

▪
The Amended Restated TRA would not affect the treatment of the 2012 benefit or the 2012 net operating loss (“NOL”) carryback to 2011, all of which have already accrued on Artio Global’s balance sheet. For 2013, Artio Global would pay the Principals 85% of 35% of the amount of the tax benefit items for 2013, an estimated $7.0 million payment, a material portion of which will have accrued on Artio Global’s balance sheet by the Effective Time;

▪
Beginning in 2014, unlike under the TRA originally, Aberdeen’s U.S. NOLs would be taken into account before Artio Global’s historic tax benefits, which could reduce the likelihood or amount of payments to the Principals. If the Principals do not receive a tax benefit payment in a given year as a result of this ordering rule, and thereafter begin to receive such payments, they are entitled to 100% of the tax benefit payments (attributable to Artio Global’s historic tax benefits) until they catch up to an 85%/15% split of such benefits (to which they would have been originally entitled under the TRA);

▪	All references in the TRA to changes of control would be deleted, permanently eliminating potential change of control benefits to the Principals that had applied under the TRA originally; and

▪	Payment obligations to the Principals under the Amended Restated TRA would be guaranteed by Aberdeen to the extent amended under the Amended Restated TRA.

The foregoing description of the Amended Restated TRA does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Amended Restated TRA, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

Voting Agreements

On February 13, 2013, in connection with and as an inducement for Aberdeen and Merger Subsidiary to enter into the Merger Agreement, GAM Holding AG, and Messrs. Pell and Younes (collectively, the “Voting Agreement Stockholders”), who in the aggregate have the right to vote approximately 45% of the outstanding shares of Artio Global Class A common stock, each entered into a voting agreement with Aberdeen (the “Voting Agreements”). The Voting Agreements provide that, subject to certain exceptions, the Voting Agreement Stockholders will vote (or cause to be voted) all of their shares of Artio Global Class A common stock (i) in favor of the adoption of the Merger Agreement and (ii) against any alternative acquisition proposal involving Artio Global.

The Voting Agreements terminate upon the earlier of (i) completion of the Merger, (ii) termination of the Merger Agreement or (iii) amendment of the Merger Agreement to reduce the amount of or change the form of consideration payable to stockholders in the Merger.  In addition, if the Artio Global board changes its recommendation to Artio Global stockholders to vote in favor of the merger, in a circumstance where the Voting Agreements do not automatically terminate as a result of the termination of the Merger Agreement, the aggregate number of shares subject to the Voting Agreements will be reduced to approximately 33% of the outstanding shares of Artio Global Class A common stock.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to Exhibit 99.1 hereto, which includes the Voting Agreement entered into by GAM Holding AG and is incorporated by reference herein.  The Voting Agreements entered into by Messrs. Pell and Younes are substantially similar to the Voting Agreement attached as Exhibit 99.1.

IMPORTANT ADDITIONAL INFORMATION REGARDING THE MERGER WILL BE FILED WITH THE SEC:

In connection with the proposed merger, Artio Global will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain a free copy of the proxy statement (when available) and any other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.  In addition, investors will be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) at Artio Global’s Website at www.artioglobal.com or by contacting Artio Global’s investor relations department by phone at 212-297-3891 or by e-mail at ir@artioglobal.com

Artio Global and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from Artio Global’s shareholders with respect to the merger. Information about Artio Global’s directors and executive officers and their ownership of Artio Global’s common stock is set forth in the proxy statement for Artio Global’s 2012 Annual Meeting of Shareholders, which was filed with the SEC on March 19, 2012, Artio Global’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on February 29, 2012, and Artio Global’s Current Reports on Form 8-K filed on May 14, 2012, October 30, 2012, December 14, 2012, January 9, 2013 and January 30, 2013. Shareholders and investors may obtain additional information regarding the interests of Artio Global and its directors and executive officers in the merger, which may be different than those of Artio Global’s shareholders generally, by reading the proxy statement and other relevant documents regarding the merger, which will be filed with the SEC.

FORWARD LOOKING STATEMENTS:
This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  When used in this document, the words “believe”, “anticipate”, “intend”, “estimate”, “project”, “should”, “would”, “anticipate”, “plan”, “expect” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that may cause the actual results to be materially different from those reflected in such forward-looking statements, including but not limited to: legal or regulatory proceedings or other matters that affect the timing or ability to complete the proposed merger as contemplated or affect the satisfaction of the conditions precedent to consummation of the proposed merger; the possibility of disruption to our business from the proposed merger including increased costs and diversion of management time and resources, making it more difficult to maintain business and operational relationships, including relationships with clients; the inability to retain key personnel in advance of completion of the proposed merger; contractual risks including termination of client contracts or non-performance of vendor contracts; developments beyond the companies’ control, including but not limited to changes in domestic or global economic conditions; the risk that the proposed merger is not completed; and other financial, operational and legal risks and uncertainties detailed from time to time in Artio Global’s cautionary statements in its filings with the SEC, such as Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.  Investors and security holders are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this document.  Artio Global does not undertake any obligation to update its forward-looking statements to reflect events or circumstances after the date of this document. For more information, see Artio Global’s filings with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1
Agreement and Plan of Merger, dated as of February 13, 2013, among Artio Global, Aberdeen and Merger Subsidiary (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Agreement and Plan of Merger have been omitted and Artio Global agrees to furnish supplementally a copy of any such omitted schedule to the SEC upon request.)

10.1
Amended and Restated Tax Receivable Agreement, dated February 13, 2013, by and among Aberdeen Asset Management Inc., Aberdeen, Artio Global, Artio Global Holdings LLC, Richard C. Pell and Rudolph-Riad Younes.

99.1	Voting Agreement, dated as of February 13, 2013, between Aberdeen and GAM Holding AG.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Artio Global Investors Inc.

Date:	February 15, 2013	By:	/s/ Francis Harte
			Name:	Francis Harte
			Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of February 13, 2013, among Artio Global, Aberdeen and Merger Subsidiary. (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Agreement and Plan of Merger have been omitted and Artio Global agrees to furnish supplementally a copy of any such omitted schedule to the SEC upon request.)

10.1
Amended and Restated Tax Receivable Agreement, dated February 13, 2013, by and among Aberdeen Asset Management Inc., Aberdeen, Artio Global, Artio Global Holdings LLC, Richard C. Pell and Rudolph-Riad Younes.

99.1	Voting Agreement, dated as of February 13, 2013, between Aberdeen and GAM Holding AG.